EXHIBIT 10.1

CYTTA CORP

AGREEMENT FOR INDEPENDENT CONTRACTOR SERVICES

AGREEMENT made and entered into as of this 1st day of April 2020 (the “Agreement”), by and between Cytta Corp. a Nevada corporation (the “Company”) with principal offices at 5450 W Sahara Ave Suite 300, Las Vegas Nv, 89146 and Makena Investment Advisors, LLC of PO Box 1241, Ramona CA 92065 (“IC”).

Whereas, the Company is in the business of deploying proprietary and leading-edge compression and incident command system solutions products and other advanced technologies associated therewith; and

Whereas, the IC has the ability to provide finance, accounting, administrative, sales, and/or industry specific advice and internal administrative skills to companies and the Company believes such experience is in its best interest to utilize, and

Whereas, the Company formally desires to engage IC to join the Company and to continue to provide such services in accordance with the terms and conditions hereinafter set forth;

Now, therefore, the Company and IC agree as follows:

I. Engagement. The Company agrees to engage IC and IC agrees to join the Company.

2. Term. The term of this agreement shall commence on the date set out herein and shall continue for a period of two years.

3. Services. IC shall render advice and assistance to the Company consistent with his position, knowledge, and special experience that pertains to furthering the efforts of the Company, including fulfilling internal administrative roles and assuming various Officer titles consistent with the needs of the Company. It is initially agreed that the IC shall be providing Mr. Michael Chermak to the Company to act as and fulfill all the duties and responsibilities of the Chief Administrative Officer (CAO).

In addition, attached as Form A and completed by the IC expresses an outline of areas, he/she plans to investigate and pursue on the Company’s behalf.

4. Compensation.

(a)

The Company shall or has issued to the IC or to the IC’s direction, immediately upon the execution hereof and the agreement for performance of services outlined in Form A herein up to 12,500,000 common shares (the “Initial Issuance”), at the rate of 1,250,000 for each $100,000 successfully raised, and for the two-years of services to be rendered. Each IC shall receive their Initial Issuance upon execution and fulfillment of the terms hereof and in consideration of agreeing to provide services to the Company for the two-year period. All the shares shall be considered immediately fully vested upon the successful raise of $1,000,000 in equity capital and the per share closing price on the OTC Markets exceeding $.10 for a minimum of 10 consecutive trading days.

(b)

The Company agrees to pay the IC ten thousand dollars ($10,000) per month for the services of Michael Chermak as the Chief Administrative Officer of Cytta and fulfilling the terms of that office and upon full completion of the terms of clause 4(a) to begin August 1, 2020.

1

(c)	It is understood and agreed, that the IC shall be eligible to earn additional shares of the Company at the sole determination of management based upon performance.

(d)

All out-of-pocket expenses incurred by the IC in the performance of the Services to be incurred hereunder shall be borne by the Company and paid upon submission of appropriate documentation thereof, provided however, prior authorization is required for amounts in excess of $250.

(e)

The goal of each IC is to assist management in managing the Company and generate business opportunities for the Company and create interactive mechanisms for advancing the Company. Since we are creating a interactive structure, the IC’s themselves shall design their own operational structures in consultation with the management of the Company.

5. Best Efforts Basis. Subject to Section 7 and the last sentence of Section 5 hereof, IC agrees that he will at all times faithfully and to the best of his experience, ability and talents perform all the duties that may be required of it pursuant to the terms of this Agreement. The Company specifically acknowledges and agrees, however, that the services to be rendered by IC shall be conducted on a “best-efforts” basis and has not, cannot and does not guarantee that his efforts will have any impact on the Company’s business or that any subsequent corporate improvement will result from his efforts.

6. Company’s Right to Approve Transaction. The Company expressly retains the right to approve, in its sole discretion, every transaction introduced by IC that involves the Company as a party to any agreement. IC and the Company mutually agree that IC is not authorized to enter any agreement on behalf of the Company.

7. Non-Exclusive Services. The Company understands that IC is currently providing services to other individuals and entities and agrees that IC is not prevented or barred from rendering services of the same nature or a similar nature to any other individuals or entities and acknowledges that such Services may from time to time conflict with the timing of and the rendering of IC’s services. However, should such a conflict exist IC shall notify Cytta in a timely fashion.

8. Information Regarding Company. IC represents and warrants that he has been made aware of the Company’s recent filings (including management prepared quarterly financial statements dated March 315 \ 2020, other disclosure documents filed at OTCMARKETS.com).

9. IC Not an Agent or Employee. IC’s obligations under this Agreement consist solely of the services described herein. In no event shall IC be considered to be acting as an employee or agent of the Company (unless a separate employee, IC, or agent agreement is entered into) or otherwise representing or binding the Company. For the purposes of the Agreement, IC is independent contractor.

2

10. Representations and Warranties of the Company. The Company represents and warrants to IC, each such representation and warranty being deemed to be material, that:

(a) The Company will cooperate fully and timely with IC to enable IC to perform his obligations under this Agreement;

(b) The Board of Directors of the Company in accordance with applicable law has duly authorized the execution and performance of this agreement by the Company;

(c) The performance by the Company of this Agreement will not violate any applicable court decree, law or regulation nor it will violate any provision of the organizational documents of the Company or any contractual obligation by which the Company may be bound;

(d) Because IC will rely upon information being supplied it by the Company, all such information shall be true, accurate, complete and not misleading, in all material respects;

(e) The Shares, when issued, will be duly and validly issued, fully paid and nonassessable with no personal liability to the ownership thereof;

(t) The Company will act diligently and promptly in reviewing materials submitted to it by IC to enhance timely distribution of such materials and will inform IC of any inaccuracies contained therein prior to dissemination.

11. Representations and Warranties of IC. By virtue of the execution hereof, and in order to induce the Company to enter into this Agreement, IC hereby represents and warrants to the Company as follows:

(a) He has full power and authority to enter into this Agreement, to enter into a consulting relationship with the Company and to otherwise perform this Agreement in the time and manner contemplated;

(b) He has the requisite skills and experience as contained in his resume, and all statements in his resume are true in all material respects;

12. Liability of IC. In furnishing the Company with advice and other services as herein provided, IC shall not be liable to the Company or its creditors for errors of judgment or for anything except malfeasance in the performance of his duties or reckless disregard of the obligations and duties under the terms of this Agreement.

13. Confidentiality. Until such time as the same may become publicly known, IC agrees that any information provided it by the Company, of a confidential nature will not be revealed or disclosed to any person or entities, except in the performance of this Agreement, and upon completion of the term of this Agreement and upon the written request of the Company, any original documentation provided by the Company will be returned to it. IC will, where it deems necessary, require confidentiality agreements from any associated persons where it reasonably believes they will come in contact with confidential material.

3

14. Notice. All notices, requests, demands and other communications provided for by this Agreement shall, where practical, be in writing and shall be deemed to have been given when mailed at any general or branch United States Post office enclosed in a certified post-paid envelope and addressed to the address of the respective party first above stated. Any notice of change of address shall only be effective however, when received.

15. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company, its successors, and assigns, including, without limitation, any corporation which may acquire all or substantially all of the Company’s assets and business or into which the Company may be consolidated or merged and IC and his heirs and administrators.

IC agrees that it will not sell, assign, transfer, convey, pledge or encumber this Agreement or his right, title or interest herein, without the prior written consent of the Company, this Agreement being intended to secure the personal services of IC.

16. Termination. The Services Term and all obligations of CYTTA hereunder, except as hereinafter provided, shall be terminated by:

(a) The death of IC’s representative;

(b) the vote of a majority of the members of the Board of Directors of CYTTA, which determination shall be based upon competent medical evidence, that IC’s representative will be unable to perform the IC’s duties hereunder by reason of injury, illness, or other physical or mental disability after absences for a period or periods aggregating in excess of thirty (30) working days in any 15-month period during the Services Term hereunder;

(c) the vote of a majority of the members of the Board of Directors of CYTTA to so remove IC any time after IC’s representative shall be absent from Services for whatever cause, excluding allowable vacations or sickness and disability, for a period of more than 30 working days in any calendar year;

(d) the vote of a majority of the members of the Board of Directors of CYTTA determining that IC’s representative has become so intemperate in the use of alcohol or drugs as seriously to interfere with the performance of the IC’s duties under this Agreement.

(e) a bona fide decision by the CYTTA to terminate its business and liquidate its assets.

(f) a vote of a majority of the members of CYTTA’s Board of Directors finding that IC has: (1) breached any of the material provisions of this Agreement and has failed to cure such breach within thirty days of notice of such breach; or (2) violated any statute or regulation, materially and adversely affecting CYTTA’s reputation, or earnings or welfare, or has been grossly negligent or engaged in willful misconduct in the performance of the IC’s duties hereunder;

(g) the expiration of the Services term as provided in Section 2 of this Agreement. IC agrees that the Company may terminate this Agreement at any time providing prior written notice of termination to IC. Any notice of termination shall only be effective however, when received. Obligations by Company and owed to IC as a result of his beneficial activities that are in-process but close after the termination date will be recognized for up to six months.

4

17. Applicable Law. This Agreement shall be deemed to be a contract made under the laws of the State of Nevada, and for all purposes shall be construed in accordance with the laws of said state. IC:

(i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in Nevada State District Court, County of Clark, or in the United States District Court for the State of Nevada,

(ii) waives any objection which the Company may have now or hereafter to the venue of any such suit, action, or proceeding, and,

(iii) gives irrevocable consent to the jurisdiction of the Nevada State District Court, County of Clark, and the United States District Court for the State of Nevada in any such suit, action or proceeding.

18. Other Agreements. This Agreement supersedes all prior understandings and agreements between the parties. This Agreement may not be amended orally, but only by a writing signed by the parties hereto.

19. Non-Waiver. No delay or failure by either party in exercising any right under this Agreement, and no partial or single exercise of that right shall constitutes a waiver of that or any other right.

20. Heading. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

21. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

In Witness Whereof, the parties hereto have executed this Agreement the day set out above.

Cytta Corp.:		IC: Makena Investment Advisors, LLC

By	/s/ Gary Campbell	By	/s/ Michael Chermak
Name, Title: Gary Campbell, CEO		Name: Michael Chermak, Managing Director

5

FORM A:

IC’s expressed interest areas that he/she plans to pursue on the Company’s behalf.

Background:

Areas of Interest to pursue, investigate, and/or develop re Cytta:

Prepare and execute capital raises as needed in cooperation with the board of directors and management

Manage the investment relations functions aimed at increasing the liquidity of the company’s common stock

Assist in administrative activities as directed by the CEO.

Manage the S-1 process to enable the company ot achieve fully reporting status

IC will report directly to the CEO

6